EXHIBIT 21
SUBSIDIARIES

Name	Jurisdiction
Big Lots Capital, Inc.	OH
Big Lots F&S, Inc.	OH
Big Lots Online LLC	OH
Big Lots Stores, Inc.	OH
BLSI Property, LLC	DE
Capital Retail Systems, Inc.	OH
Closeout Distribution, Inc.	PA
Consolidated Property Holdings, Inc.	NV
CSC Distribution, Inc.	AL
C.S. Ross Company	OH
Durant DC, LLC	OH
Great Basin LLC	DE
Industrial Products of New England, Inc.	ME
Mac Frugal's Bargains Close‑outs Inc.	DE
Midwestern Home Products, Inc.	DE
PNS Stores, Inc.	CA
Sahara LLC	DE
Sonoran LLC	DE
Tool and Supply Company of New England, Inc.	DE
West Coast Liquidators, Inc.	CA
Barn Acquisition Corporation	DE
Fashion Barn, Inc.	NY
Fashion Barn of Oklahoma, Inc.	OK
Fashion Bonanza, Inc.	NY
Midwestern Home Products Company, Ltd.	OH
Rogers Fashion Industries, Inc.	NY
SS Investments Corporation	DE
BLC LLC	DE
Liquidation Services, Inc.	DE
Liquidation World U.S.A. Holding Corp.	DE
Liquidation World U.S.A Inc.	DE
LQW Traders Inc.	DE
North American Solutions, Inc.	DE
Talon Wholesale, Inc.	DE
Big Lots eCommerce LLC	OH
AVDC, Inc.	IL